Exhibit 99.2

UNIT PURCHASE AGREEMENT

1.
SUBSCRIPTION: The undersigned, ______________, (the "Subscriber"), in consideration of US$0.50 per Unit, hereby purchases $ blank  /(blank) Units of DHANOA MINERALS LTD., a Nevada corporation (the "Company"). Each Unit consists of one share of common stock and one redeemable stock purchase warrant (the “Warrant”). Each Warrant is exercisable for a period of 24 months (2) years from the date of this Unit Purchase Agreement at an exercise price of US$0.60 per share and the Warrant is redeemable by the Company without consideration upon thirty (30) days notice to the Subscriber. This agreement is subject to the following terms and conditions:

a.	No certificates for Shares shall be issued to the undersigned until the entire consideration is received by the Company.

b.
The shares of common stock which are part of the Unit and the shares of common stock that underlie the Warrant, as well as the Warrant, represented by this certificate must be held for a period of at least one (1) year from the date of issuance and are deemed “restricted securities” as that term is defined in Rule 144 of the Securities Act of 1933. The Shares may only be resold in compliance with Regulation S of the Securities Act of 1933 (Regs. 901-905).

c.	The parties hereto are relying exclusively upon Regulation S of the Securities Act of 1933 (Regs. 901-905) for the offer and sale of the Shares.

2.	REPRESENTATIONS AND WARRANTIES: The undersigned Subscriber hereby represents and warrants to the Company:

a.
The undersigned Subscriber understands that the Company's UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCIES AND NO REGISTRATION STATEMENT HAS BEEN FILED WITH ANY REGULATORY AGENCY.

b.
The undersigned Subscriber is not an underwriter and would be acquiring the Company's Units solely for investment for his or her own account and not with a view to, or for, resale in connection with any distribution with in the meaning of the federal securities act, the state securities acts or any other applicable state securities acts.

c.
The undersigned Subscriber is not a person in the United States of America and at the time the buy order was originated, the Subscriber was outside the United States of America. The undersigned Subscriber is not a citizen of the United States (a U.S. Person) as that term is defined in Reg. S of the Securities Act of 1933 and was not formed by a U. S. person principally for the purpose of investing in securities not registered under the Securities Act of 1933.

d.
The undersigned Subscriber understands the speculative nature and risks of investments associated with the Company, and confirms that the Units would be suitable and consistent with his or her investment program and that his or her financial position enable him or her to bear the risks of this investment.

e.	To the extent that any laws shall require, the Subscriber hereby agrees that any securities acquired pursuant to this Agreement shall be without preference as to assets.

f.
The certificates for shares which are part of the Unit, the Warrants and the shares of common stock underling the Warrants will contain a legend that transfer is prohibited except in accordance with the provisions of Regulation S.

g.
The Subscriber has had the opportunity to ask questions of the Company and has received all information from the Company to the extent that the Company possessed such information, necessary to evaluate the merits and risks of any investment in the Company. Further, the Subscriber acknowledges receipt of: (1) all material books, records and financial statements of the Company; (2) all material contracts and documents relating to the proposed transaction; (3) all information filed with the United States Securities and Exchange Commission; and, (4) an opportunity to question the appropriate executive officers.

h.	The Subscriber has satisfied the suitability standards and securities laws imposed by government of .

i.
The Subscriber has adequate means of providing for his current needs and personal contingencies and has no need to sell the Units in the foreseeable future (that is at the time of the investment, Subscriber can afford to hold the investment for an indefinite period of time).

j.	The Subscriber is an accredited investor as that term is defined in Regulation D of the Securities Act of 1933.

k.
The Subscriber has sufficient knowledge and experience in financial matters to evaluate the merits and risks of this investment and further, the Subscriber is capable of reading and interpreting financial statements. Further, Subscriber is a “sophisticated investor” as that term is defined in applicable court cases and the rules, regulations and decisions of the United States Securities and Exchange Commission.

l.	The offer and sale of the Units referred to herein is being made outside the United States within the meaning of and in full compliance with Regulation S.

m.	The Subscriber is not a U. S. person within the meaning of Regulation S and is not acquiring the Units for the account or benefit of any U. S. person.

n.
The Subscriber agrees to resell the Units, shares of common stock, Warrants, and shares of common stock underlying the Warrants only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, as amended, or pursuant to an available exemption from registration.

3.
REGISTRATION: The Company agrees to file a registration statement with the United States Securities and Exchange Commission registering the Units, shares comprising the Units, Warrants, and shares of common stock underlying the Warrants within (60) days from the date of this Unit Purchase Agreement.

4.
MISCELLANEOUS: This Unit Purchase Agreement shall be binding upon the parties hereto, their heirs, executors, successors, and legal representatives. The law of the state of Nevada, United States of America shall govern the rights of the parties to this Agreement and the exclusive jurisdiction and venue of any action brought in connection with this agreement will be the federal and/or state courts of the State of Nevada.

The undersigned Subscriber hereby declares and affirms that he/she/they have read the within and foregoing Stock Purchase Agreement, is familiar with the contents thereof and agrees to abide by the terms and conditions set forth therein, and knows the statements therein to be true and correct.

IN WITNESS WHEREOF, the parties have executed this Unit Purchase Agreement this day of ____________ , 2006 at ____________________.

SUBSCRIBER(S)

Name

Signature/ Company name

Address

Area Code and Telephone Number

ACCEPTED BY SELLER:

DHANOA MINERALS LTD.

BY: ________________________
Paul Roberts, President